Exhibit 10.5

This Director Services Agreement is made this 18th day of April 2011.

Between:

(1)	NovaMed Pharmaceuticals, Inc., a company incorporated under the laws of the Cayman Islands whose registered office is at Office of Walkers, Walkers House, 87 Mary Street, Georgetown, Grand Cayman KY1-9001, Cayman Islands, British West Indies (the “Company”); and

(2)	Mr. Mark Lotter, whose address is 2601 Central Plaza, 227 Huangpi North Rd, Shanghai, China, 200003 (“Mr. Lotter”).

Whereas:

(A)	The Company has been established with a business of in-licensing, distributing off-shore, importing and trading, development, registration, sales promotion and marketing of pharmaceutical products in the People’s Republic of China.

(B)	The Company has requested Mr. Lotter act as a director of the Company subject to the terms and conditions of this Agreement and the Articles.

It is agreed as follows:

1	Interpretation

1.1	In this Agreement, capitalised words and expressions used but not defined shall have the meanings ascribed to them in the Articles and the following words and expressions shall have the following meanings:

“Articles”	means the memorandum of association and articles of association of the Company for the time being in force;

“Directors”	means the directors of the Company;

“Gross Negligence”	in relation to a person means a standard of conduct beyond negligence whereby that person acts with reckless disregard for the consequences of a breach of a duty of care owed to another;

“Shares”	means the shares of the Company; and

“Shareholder”	means a holder of Shares.

1.2	In this Agreement:

(a)	any reference to a Clause is to the relevant Clause of this Agreement;

(b)	the Clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

(c)	use of the singular includes the plural and vice versa;

(d)	use of any gender includes the other gender;

(e)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

(f)	references to any document or agreement are to be construed as references to such document or agreement as is in force for the time being and as amended, varied, supplemented, substituted or novated from time to time; provided that any amendment, variation or supplement to the Articles shall not be effective for the purposes of, or to amend, this Agreement unless the Directors shall have approved of the same.

2	Appointment of Director

2.1	Mr. Lotter hereby agrees to act as a Director with effect from the date of his appointment as such.

3	Remuneration of Mr. Lotter

3.1	The Company shall pay to Mr. Lotter an annual fee of US$16,500 (pro-rated for partial calendar quarters based on the date of appointment or termination, as applicable) payable on a quarterly basis for each quarter within a calendar year during the second month of each such quarter.

3.2	The fee may be increased by Mr. Lotter from time to time by agreement with the Company.

4	Representations and Warranties

4.1	The Company represents and warrants to Mr. Lotter that:

(a)	it is duly incorporated and in good standing under the laws of the Cayman Islands and has and will at all times have the necessary power to enter into and perform its obligations under this Agreement and has duly authorised the execution of this Agreement;

(b)	this Agreement constitutes its legal, binding and enforceable obligation;

(c)	the execution, delivery, observance and performance by the Company of this Agreement will not result in any violation of any law, statute, ordinance, rule or regulation applicable to it; and

(d)	it has obtained all the necessary authorisations and consents to enable it to enter into this Agreement and the necessary authorisations and consents will remain in full force and effect at all times during the term of this Agreement.

4.2	Mr. Lotter represents and warrants to the Company that:

(a)	this Agreement constitutes his legal, binding and enforceable obligation; and

(b)	the execution, delivery, observance and performance by Mr. Lotter of this Agreement will not result in any violation of any law, statute, ordinance, rule or regulation applicable to him.

5	Duties of the Company

5.1	Mr. Lotter shall have a right of access to all of the Company’s books and records. Without limiting the generality of the foregoing, the Company shall provide Mr. Lotter with:

(a)	any information that Mr. Lotter may reasonably require for the purposes of this Agreement;

(b)	properly certified or authenticated copies of the Articles and all amendments thereto and of such resolutions, votes and other proceedings as may be necessary or relevant to Mr. Lotter for the purposes of this Agreement; and

(c)	properly certified or authenticated copies of any document issued by or in relation to the Company.

6	Liability of Mr. Lotter and Indemnity

6.1	The Company hereby acknowledges:

(a)	that the Articles contain provisions indemnifying and exempting the Directors from liability in the discharge of their duties; and

(b)	that the Company’s business and activities are as described in this Agreement.

6.2	The Company hereby further acknowledges that Mr. Lotter has relied upon, inter alia, the specific matters set out in Clause 6.1 when deciding to enter into this Agreement and that Mr. Lotter shall not be liable for any damages, losses, costs or expenses whatsoever to or of the Company at any time from any cause whatsoever unless caused by the actual fraud, wilful default or Gross Negligence of Mr. Lotter.

6.3	The Company agrees to indemnify and hold harmless Mr. Lotter against any liabilities, actions, proceedings, claims, demands, costs, damages or expenses, including legal expenses, whatsoever which he may incur or be subject to in consequence of this Agreement or as a result of the performance of the functions and services provided for hereunder except as a result of his actual fraud, wilful misconduct, wilful default or Gross Negligence. This indemnity shall be in addition to the indemnification provisions within the Articles (as referred to in Clause 6.1(a)), which the Company hereby acknowledges and represents to Mr. Lotter may be enforced directly by Mr. Lotter.

6.4	Mr. Lotter shall not be found to have committed actual fraud, willful misconduct, wilful default or Gross Negligence under this Agreement unless or until a court of competent jurisdiction shall have made a finding to that effect.

7	Confidential Information

Each party undertakes that it will not at any time hereafter use, divulge or communicate to any person, except to its professional representatives or advisers or as may be required to be disclosed by any applicable law or required to be disclosed to, or is accessible by, any stock exchange or governmental, judicial, regulatory or supervisory body or authority, any confidential information concerning the business or affairs of the other party or of any member of the group of companies or other entities to which the other party belongs which may have or may in future come to its knowledge and each of the parties shall use its reasonable endeavours to prevent the publication or disclosure of any confidential information concerning such matters.

8	Termination

8.1	This Agreement shall continue until terminated in accordance with the terms of this Agreement.

8.2	Mr. Lotter may terminate this Agreement at any time by giving not less than one (1) months’ notice in writing to the Company.

8.3	The Company may terminate this Agreement with immediate effect at any time upon written notice to Mr. Lotter.

8.4	The Company may terminate this Agreement with immediate effect, if Mr. Lotter has materially breached the terms of this Agreement.

8.5	The provisions of Clauses 6 and 7 shall continue to apply notwithstanding the termination of this Agreement.

9	Counterparts

This Agreement may be executed by the parties hereto in separate counterparts each of which when executed and delivered shall constitute an original and shall together constitute one and the same agreement.

10	Severance

If any provision in this Agreement is determined to be void or unenforceable in whole or in part for any reason whatsoever such invalidity or unenforceability shall not affect the remaining provisions of this Agreement and such void or unenforceable provisions shall be deemed to be severable from any other provision of this Agreement.

11	Assignment

This Agreement may not be assigned by either party save with the written consent of the other party.

12	Governing Law and Jurisdiction

12.1	This Agreement shall be governed by, and construed in accordance, with the laws of the Cayman Islands.

12.2	Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of the Cayman Islands over any claim or matter arising under or in connection with this Agreement.

In witness whereof the parties hereto have entered into this Agreement on the day and year first above written.

SIGNED by	)
duly authorised for	)	/s/ F. Blobel
and on behalf of	)	Director
NovaMed Pharmaceuticals, Inc.	)

SIGNED by	)
	)	/s/ Mark Lotter
	)	Mr. Mark Lotter

[Signature Page to NovaMed Director Services Agreement]